Exhibit 99.1

The Clorox Company News Release

Clorox Reports Q3 Results and Provides Initial Fiscal 2009 Outlook

OAKLAND, Calif., May 1, 2008 – The Clorox Company (NYSE: CLX) today announced results for its fiscal third quarter, which ended March 31, 2008.

“Total company and base business sales growth were strong, especially considering our very high level of growth in the year-ago quarter,” said Chairman and CEO Don Knauss. “Our market shares held steady despite the economic pressures consumers are facing.

“As expected, we faced intense cost pressures from commodity cost increases. Aggressive cost savings and the benefit of recent price increases helped mitigate much of this impact, and we feel good about our overall performance in this environment. Importantly, we continue to make progress against our Centennial strategy and do the things we believe will drive economic profit growth and shareholder value over the long term.”

Third-quarter highlights

Clorox reported third-quarter net earnings of $100 million, or 71 cents diluted earnings per share (EPS), based on weighted average diluted shares outstanding of 140 million. Current quarter earnings were reduced by $17 million in pretax charges, or 8 cents diluted EPS, associated with the announced consolidation of the company’s manufacturing networks and other charges, and $11 million, or 5 cents diluted EPS, associated with the Burt’s Bees acquisition. Excluding these factors, the company delivered 84 cents diluted EPS. See “Non-GAAP Financial Information” below and the last two pages of this press release for information and a reconciliation of key third-quarter results and financial outlook.

In the year-ago quarter, Clorox reported $129 million, or 84 cents diluted EPS, based on weighted average diluted shares outstanding of 154 million. The year-ago quarter’s results included 6 cents diluted EPS, or $14 million on a pretax basis, of incremental costs associated with the IT services agreement and asset impairments. Excluding these factors, the company delivered 90 cents diluted EPS in the year-ago quarter.

Third-quarter sales grew 9 percent to $1.35 billion, compared with $1.24 billion in the year-ago quarter, when the company delivered 7 percent sales growth. Excluding the Burt’s Bees and bleach business acquisitions, sales growth in the current quarter was 5 percent. This includes the benefit of favorable foreign exchange rates and the unfavorable impact of exiting the company’s private label food bags business.

Total volume increased 4 percent compared to the year-ago quarter, when the company delivered 8 percent volume growth. Excluding about 3 percentage points of growth from Burt’s Bees® products and less than half a percentage point of growth from the bleach business acquisition, volume was up slightly due to core volume growth, offset by the impact of price increases and a higher year-ago comparison. Sales growth outpaced volume growth primarily due to the benefit of price increases, favorable foreign exchange rates and improved product mix.

Gross margin in the third quarter decreased 350 basis points to 39.8 percent from 43.3 percent in the year-ago quarter. Excluding the impact of the Burt’s Bees purchase-accounting step-up in inventory values and previously announced restructuring-related charges, gross margin was 41.8 percent. The decrease was primarily due to the impact of unfavorable commodity costs and higher costs for manufacturing and logistics, including diesel fuel. These factors were partially offset by the benefit of cost savings, price increases and improved product mix.

Net cash provided by operations was $165 million, compared to $172 million in the year-ago quarter. The year-over-year decrease was primarily due to lower net earnings in the current quarter.

Following is a summary of key third-quarter results by business segment. All comparisons are with the third quarter of fiscal year 2007, unless otherwise stated.

North America

The segment reported 8 percent sales growth, 4 percent volume growth and a 3 percent decline in pretax earnings. Volume benefited from the addition of Burt’s Bees, the launch of Green Works™ cleaners, and higher shipments of Brita products® and Fresh Step® scoopable cat litter. These results were partially offset by the impact of poor weather on the auto and Kingsford® charcoal businesses, price increases and the company’s exit from the private-label food bags business. Sales growth outpaced volume growth primarily due to the benefit of price increases, a favorable Canadian exchange rate and improved product mix. Pretax earnings reflected the impact of unfavorable commodity costs and the charge of $14 million for a purchase-accounting step-up of inventory values associated with Burt’s Bees, partially offset by the benefit of higher sales and cost savings.

International

The segment reported 14 percent sales growth, 4 percent volume growth and a 16 percent decline in pretax earnings. Sales results included about 6 percentage points from favorable foreign exchange rates and about 4 percentage points of growth from the bleach business acquisition. Volume growth was driven by the bleach business acquisition and category growth in Latin America. Sales growth outpaced volume growth primarily due to the benefit of favorable foreign exchange rates and price increases. Pretax earnings reflected the impact of unfavorable commodity and manufacturing costs and charges related to restructuring and asset impairment.

Updated fiscal year 2008 financial outlook

For fiscal year 2008, Clorox now anticipates total sales growth in the range of 8-9 percent. Excluding the anticipated benefit of the bleach business and Burt’s Bees acquisitions, Clorox anticipates sales growth in the range of 5-6 percent. This includes the benefit of favorable foreign exchange rates and the unfavorable impact of exiting the company’s private-label food bags business.

The company’s earnings outlook has been updated to reflect a greater impact from commodity cost inflation and revised estimates for dilution from the Burt’s Bees acquisition. Previously, Clorox anticipated EPS dilution in the range of 13 cents to 15 cents from the Burt’s Bees acquisition. Due to strong business performance and lower interest rates, the projected EPS dilution impact from the acquisition is now anticipated to be in the range of 9 cents to 11 cents. This range includes pretax costs of about $2 million for amortization of intangible assets, $19 million for the purchase-accounting step-up in inventory values, and the impact of financing the transaction. Including the above factors, Clorox now anticipates diluted EPS in the range of $3.20 to $3.28.

Excluding the impact of the Burt’s Bees acquisition and announced restructuring-related charges in the range of 25 cents to 26 cents diluted EPS, the company anticipates fiscal year 2008 diluted EPS in the range of $3.57 to $3.62.

Initial fiscal year 2009 financial outlook

For fiscal year 2009, Clorox’s initial outlook is for total sales growth in the range of 6-8 percent. Excluding the impact of the Burt’s Bees acquisition, Clorox anticipates sales growth in the range of 4-6 percent. This range includes about 2 percentage points of growth from innovation, including Green Works™ natural cleaners.

The company anticipates modest gross margin expansion. The benefits of cost savings and price increases are expected to more than offset the impact of commodity cost pressure for the fiscal year.

For the fiscal year, Clorox projects cost savings in the range of $90 million to $100 million; restructuring-related charges in the range of $20 million to $25 million, primarily related to the previously announced consolidation of the company’s manufacturing networks; and a tax rate in the range of 34-35 percent. The company anticipates weighted average diluted shares outstanding of about 142 million. Including these factors, the company anticipates fiscal year 2009 diluted EPS in the range of $3.75 to $3.90.

Clorox completes credit agreement

On April 16, Clorox signed a five-year, $1.2 billion unsecured revolving credit agreement, with JPMorgan Chase Bank N.A., Citicorp USA Inc. and Wachovia Bank N.A. as the administrative agents. Amounts available under the agreement are for general corporate purposes and to support the company’s issuance of commercial paper. Concurrently with the new pact, the company ended its existing credit agreement, dated Dec. 7, 2004. For additional details, see the company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2008.

For more information

Visit the Investors: Financial Results section of the company’s Web site at www.TheCloroxCompany.com for the following:

•	Supplemental volume and sales growth information

•	Supplemental gross margin driver information

•	Reconciliation of certain non-GAAP financial information, including EBIT and EBITDA

•	Supplemental balance sheet and cash flow information

•	Supplemental price-increase information

Note: Percentage and basis-point changes noted in this news release are calculated based on rounded numbers.

Today’s webcast

Today at 10:30 a.m. Pacific time (1:30 p.m. Eastern time), Clorox will host a live audio webcast of a discussion with the investment community regarding the company’s third-quarter results. The webcast can be accessed at http://investors.thecloroxcompany.com. Following a live discussion, a replay of the webcast will be archived for one week on the company’s Web site.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with fiscal year 2007 revenues of $4.8 billion. Clorox markets some of consumers’ most trusted and recognized brand names, including its namesake bleach and cleaning products, Green Works™ natural cleaners, Armor All® and STP® auto-care products, Fresh Step® and Scoop Away® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration systems, Glad® bags, wraps and containers, and Burt’s Bees® natural personal care products. With 8,300 employees worldwide, the company manufactures products in more than two dozen countries and markets them in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $69.7 million to nonprofit organizations, schools and colleges. In fiscal 2007 alone, the foundation awarded $3.4 million in cash grants, and Clorox made product donations valued at $5.9 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-looking statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash outflows, plans, objectives, expectations, growth, or profitability, are forward looking statements based on management’s estimates, assumptions and projections. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward looking statements. These forward looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended June 30, 2007, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to, the company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, agricultural commodities and other raw materials; increases in energy costs; general economic and marketplace conditions and events, including consumer spending levels, the rate of economic growth, and the rate of inflation; the ability of the company to implement and generate expected savings from its programs to reduce costs, including its supply chain restructuring; consumer and customer reaction to price increases; the success of the company’s previously announced Centennial Strategy; the need for any additional restructuring or asset-impairment charges; the company’s ability to achieve the projected strategic and financial benefits from the Burt’s Bees acquisition;

customer-specific ordering patterns and trends; the company’s actual cost performance; changes in the company’s tax rate; any future supply constraints that may affect key commodities; risks inherent in sole-supplier relationships; risks related to customer concentration; risks arising out of natural disasters; risks related to the handling and/or transportation of hazardous substances, including but not limited to chlorine; risks inherent in litigation; risks relating to international operations, including the risk associated with foreign currencies; the impact of the volatility of the debt markets on the company’s access to funds; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers; the ability to manage and realize the benefit of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad® plastic bags, wraps and containers business, and the agreement relating to the provision of information technology and related services by a third party; the success of new products; risks relating to acquisitions, mergers and divestitures; risks relating to changes in the company’s capital structure; and the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies. In addition, the company’s future performance is subject to risks related to its November 2004 share exchange transaction with Henkel KGaA, the tax indemnification obligations and the actual level of debt costs. Declines in cash flow, whether resulting from tax payments, debt payments, share repurchases, interest cost increases greater than management expects, or increases in debt or changes in credit ratings, or otherwise, could adversely affect the company’s earnings.

The company’s forward looking statements in this report are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

This press release contains non-GAAP financial information relating to EPS, sales growth and gross margin. Included in the last two pages of this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the U.S. (GAAP).

The company has disclosed information related to diluted EPS, sales and gross margin on a non-GAAP basis to supplement its condensed consolidated statements of earnings presented in accordance with GAAP. These non-GAAP financial measures exclude certain items that are included in the company’s EPS, sales and gross margin reported in accordance with GAAP, including:

•	Charges associated with simplification of the company’s supply chain and other restructuring-related charges.

•	Incremental costs associated with the IT services agreement and asset impairments.

•	The inventory step-up and dilution related to the company’s acquisition of Burt’s Bees, Inc., completed in the second quarter of fiscal year 2008.

•	The impact of the company’s acquisition of bleach businesses completed in fiscal year 2007.

•	The impact of foreign exchange.

•	The impact of the company’s exit from its private label food bags business.

Management believes that these non-GAAP financial measures provide useful additional information to investors about current trends in the company’s operations and are useful for period over period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should only be read in connection with the company’s condensed consolidated statements of earnings presented in accordance with GAAP.

See the following pages for key third-quarter results and financial outlook:

•	Condensed Consolidated Statements of Earnings (Unaudited)

•	Segment Information (Unaudited)

•	Condensed Consolidated Balance Sheets (Unaudited)

•	Third-quarter sales growth reconciliation

•	Third-quarter gross margin reconciliation

•	Third-quarter diluted EPS reconciliation

•	Fiscal year 2008 sales growth outlook reconciliation

•	Fiscal year 2008 diluted EPS outlook reconciliation

Media relations	Investor relations

Dan Staublin 510-271-1622	Li-Mei Johnson 510-271-3396

Kathryn Caulfield 510-271-7209	Steve Austenfeld 510-271-2270

The Clorox Company

Condensed Consolidated Statements of Earnings (Unaudited)

Dollars in millions, except per share amounts

	Three Months Ended		Nine Months Ended
	3/31/2008	3/31/2007	3/31/2008	3/31/2007
Net sales	$1,353	$1,241	$3,778	$3,503
Cost of products sold	815	704	2,233	2,006

Gross profit	538	537	1,545	1,497
Selling and administrative expenses	182	162	505	477
Advertising costs	123	121	350	347
Research and development costs	27	26	78	79
Restructuring and asset impairment costs	7	9	34	13
Interest expense	46	28	125	86
Other expense (income), net	2	(2)	—	(9)

Earnings from continuing operations before income taxes	151	193	453	504
Income taxes on continuing operations	51	64	150	172

Earnings from continuing operations	100	129	303	332
Earnings from discontinued operations	—	—	—	5

Net earnings	$100	$129	$303	$337

Earnings per common share
Basic
Continuing operations	$0.72	$0.85	$2.16	$2.20
Discontinued operations	—	—	—	0.03

Basic net earnings per common share	$0.72	$0.85	$2.16	$2.23

Diluted
Continuing operations	$0.71	$0.84	$2.12	$2.16
Discontinued operations	—	—	—	0.03

Diluted net earnings per common share	$0.71	$0.84	$2.12	$2.19

Weighted average common shares outstanding (in thousands)
Basic	138,008	151,469	140,179	151,341
Diluted	140,300	153,970	142,413	153,822

The Clorox Company

Segment Information

(Unaudited)

Dollars in millions

Third Quarter

	Net Sales			Earnings/(Losses) from Continuing Operations Before Income Taxes
	Three Months Ended		% Change (1)	Three Months Ended		% Change (1)
	3/31/2008	3/31/2007		3/31/2008	3/31/2007
North America	$1,143	$1,056	8%	$296	$306	-3%
International	210	185	14%	32	38	-16%
Corporate	—	—	—	(177)	(151)	17%

Total Company	$1,353	$1,241	9%	$151	$193	-22%

Year To Date

	Net Sales			Earnings/(Losses) from Continuing Operations Before Income Taxes
	Nine Months Ended		% Change (1)	Nine Months Ended		% Change (1)
	3/31/2008	3/31/2007		3/31/2008	3/31/2007
North America	$3,169	$2,979	6%	$839	$847	-1%
International	609	524	16%	107	106	1%
Corporate	—	—	—	(493)	(449)	10%

Total Company	$3,778	$3,503	8%	$453	$504	-10%

(1)	Percentages based on rounded numbers.

The Clorox Company

Condensed Consolidated Balance Sheets (Unaudited)

Dollars in millions

	3/31/2008	6/30/2007	3/31/2007
Assets
Current assets
Cash and cash equivalents	$282	$182	$171
Receivables, net	456	460	426
Inventories, net	423	309	346
Other current assets	108	81	75

Total current assets	1,269	1,032	1,018
Property, plant and equipment, net	943	976	965
Goodwill	1,664	1,025	1,007
Trademarks, net	563	254	250
Other intangible assets, net	125	94	106
Other assets	186	200	253

Total assets	$4,750	$3,581	$3,599

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Notes and loans payable	$959	$74	$206
Current maturities of long-term debt	—	500	501
Accounts payable	340	329	292
Accrued liabilities	406	507	460
Income taxes payable	70	17	24

Total current liabilities	1,775	1,427	1,483
Long-term debt	2,721	1,462	1,463
Other liabilities	596	516	556
Deferred income taxes	130	5	5

Total liabilities	5,222	3,410	3,507

Contingencies
Stockholders’ (deficit) equity
Common stock	159	159	159
Additional paid-in capital	518	481	452
Retained earnings	295	185	85
Treasury shares	(1,282)	(445)	(404)
Accumulated other comprehensive net losses	(162)	(209)	(200)

Stockholders’ (deficit) equity	(472)	171	92

Total liabilities and stockholders’ (deficit) equity	$4,750	$3,581	$3,599

The Clorox Company

The tables below present the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

Third-Quarter Sales Growth Reconciliation

	Fiscal 2008	Fiscal 2007
Base sales growth	3.3%	6.4%
Foreign exchange	1.6%	0.1%
Exit from private label business	-0.1%	0.0%

Sales growth before acquisitions	4.8%	6.5%

Burt’s Bees acquisition	3.7%	0.0%
Bleach business acquisition	0.5%	0.8%

Total sales growth	9.0%	7.3%

Third-Quarter Gross Margin Reconciliation

Q3 FY’07 gross margin	43.3%	Q3 FY’06 gross margin	41.5%
Cost savings *	1.5%	Cost savings	2.8%
Pricing	0.8%	Pricing	1.4%
Commodities	-3.5%	Commodities	0.4%
Logistics & manufacturing	-1.2%	Logistics & manufacturing	-1.2%
Other	0.9%	Other	-1.6%

Q3 FY’08 gross margin before impact of charges	41.8%	Q3 FY’07 gross margin before impact of charges	43.3%

Burt’s Bees inventory step-up	-1.1%	Burt’s Bees inventory step-up	0.0%
Restructuring-related charges	-0.9%	Restructuring-related charges	0.0%

Q3 FY’08 gross margin	39.8%	Q3 FY’07 gross margin	43.3%

*	Q3 FY’08 cost savings reflects a $19 million benefit to gross margin with an additional benefit of $5 million reflected in other lines of the income statement.

Third-Quarter Diluted EPS Reconciliation

	Fiscal 2008	Fiscal 2007
Diluted EPS before charges	$0.84	$0.90
Prior-year charges related to IT services agreement and asset impairment	0.00	-0.06
Restructuring-related charges	-0.08	0.00
Burt’s Bees dilution	-0.05	0.00

Diluted EPS – GAAP	$0.71	$0.84

Fiscal Year 2008 Sales Growth Outlook Reconciliation

	Outlook range
Base sales growth	4%	5%
Foreign exchange	1%	1%
Exit from private label business	-0.2%	-0.2%

Sales growth before acquisitions	5%	6%

Burt’s Bees acquisition	2%	2%
Bleach business acquisition	1%	1%

Total sales growth	8%	9%

Fiscal Year 2008 Diluted EPS Outlook Reconciliation

	Outlook range
Original outlook (May ‘07) – diluted EPS before charges	$3.52	$3.67
Accelerated stock repurchase impact	0.05	0.05
Commodities / other	0.00	-0.10

Updated outlook – diluted EPS before charges	3.57	3.62

Restructuring-related charges	-0.26	-0.25
Burt’s Bees acquisition dilution	-0.11	-0.09

Updated outlook – GAAP diluted EPS	$3.20	$3.28